EXHIBIT 99.1
Barracuda Reports Second Quarter Fiscal 2017 Results

•	Q2 total revenue grew 12% year-over-year to $87.9 million

•	Q2 GAAP earnings per share of $0.05, and non-GAAP earnings per share of $0.21

•	Total active subscribers exceeded 298,000
CAMPBELL, Calif., October 11, 2016 – Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-enabled security and data protection solutions, today announced results for its second quarter fiscal 2017 that ended August 31, 2016.
"In the second quarter, we are pleased with our financial results, and continue to execute on our strategy to position Barracuda as the clear choice to help customers protect their email, networks, applications and data across diverse and distributed deployments. Our total revenue grew 12% year-over-year, gross billings reached $100.3 million and our non-GAAP earnings per share more than doubled year-over-year to reach $0.21 per share," said BJ Jenkins, president and CEO. "We continue to innovate and bring new solutions to market that fortify the security fabric across public, private and hybrid cloud deployments and can be centrally managed from a single pane of glass. We believe Barracuda is well positioned to build on our momentum and be a market leader in our targeted focus areas as customers look to adopt new application and network deployment models and move workloads to the cloud."
Second Quarter Fiscal 2017 Financial Summary

•
Total revenue increased 12% to $87.9 million, compared with $78.4 million in the second quarter of fiscal 2016. Subscription revenue grew to $66.9 million, up 19% from $56.1 million in the second quarter of fiscal 2016, representing 76% of total revenue, and appliance revenue was $21.0 million, compared with $22.3 million in the second quarter of fiscal 2016.

•
Gross billings were $100.3 million, compared with $98.4 million in the second quarter of fiscal 2016. The number of active subscribers grew approximately 14% to over 298,000 and the dollar-based renewal rate was 96% for the quarter.

•
GAAP net income was $2.4 million, or $0.05 per share, based on a diluted share count of 53.3 million, compared to a GAAP net loss of $2.2 million, or $0.04 per share, in the second quarter of fiscal 2016.

•
Non-GAAP net income was $11.4 million, or $0.21 per share, based on a diluted share count of 53.3 million. Non-GAAP net income excludes $7.9 million in stock-based compensation expense, $1.9 million in amortization of intangibles, $0.4 million in acquisition and other non-recurring charges, $0.3 million of income tax effect, and $1.5 million in other income.

Recent Company Highlights

•
Continued Office 365 Security Momentum: With the number of advanced threats on the rise and affecting companies of all sizes, Barracuda recently announced the availability of the new Barracuda Email Threat Scan for Office 365, a cloud-based service that identifies latent threats, including hidden advanced persistent threats, within Microsoft Office 365 email accounts. With the launch of Email Threat Scan, Barracuda provides solutions to detect, prevent and recover against ransomware and other advanced attacks, offering multi-layered protection for its customers. Barracuda Email Threat Scan provides customers with an immediate view of their email security posture and enables resellers and MSPs to build a more robust email security and data protection offering.

•
Expanded Cloud-Based Data Protection Functionality: Launched Microsoft SharePoint Online backup capability for Barracuda Cloud-to-Cloud Backup, which is available as a standalone product and as part of Barracuda Essentials for Office 365. Barracuda now offers granular backup and recovery options for Microsoft SharePoint Online to help IT departments restore deleted, corrupted or stolen files that have been encrypted by ransomware — without having to perform a full site recovery of the SharePoint environment. With this launch, Barracuda offers solutions to help customers running Office 365 detect, prevent and recover from ransomware and other malicious attacks, and to centrally secure and manage data in Exchange Online, OneDrive for Business, and SharePoint Online.

•
Expanded Cloud-Ready Next-Generation Firewall Technology: Announced availability of Barracuda NextGen Firewall F-Series version 7.0, which is designed for organizations adopting cloud-based applications, operating dispersed network environments, and leveraging cloud platforms. Barracuda NextGen Firewall F-Series version 7.0 provides intelligent network perimeters, and leverages Barracuda’s global threat intelligence framework to help prevent data exfiltration from botnets and spyware for on-premises or cloud-based networks, allowing customers to more cost effectively scale by connecting on-premises and cloud networks through multiple uplinks with dynamic failover, traffic balancing and WAN optimization.

•
Enhanced Data Protection Services: Launched Barracuda Backup version 6.3 which includes key enhancements that enable fast backup and recovery performance, improved public cloud support and expanded storage capacity at competitive price points.

Conference Call Information
Barracuda will host a conference call and corresponding live webcast at 1:30 p.m. PT today. To access the conference call, dial 1-855-560-2573 for the U.S. or 1-412-542-4159 for international callers. The webcast will be available live on the investor relations section of the company's website at investors.barracuda.com, and via replay beginning approximately one hour after the completion of the call for a period of one year. An audio replay of the call will be available to investors beginning at approximately 5:00 p.m. PT today through October 18, 2016 by dialing 1-877-344-7529 in the U.S. or 1-412-317-0088 for international callers, and entering conference ID 10091929. Additional information can be found in an accompanying supplemental investor slide presentation located at investors.barracuda.com.
Forward-Looking Statements
This announcement contains forward-looking statements related to our strategy and focus areas, potential benefits from newly launched products to customers and partners, and potential results from new initiatives and new channels and go-to-market strategies that involve risks and uncertainties, including statements regarding our expectations regarding financial performance, the potential impact of our new and updated products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for our products and services; a highly competitive business environment for network security and storage solutions; the company’s effectiveness in controlling expenses; the effects of significant developments in IT infrastructure deployments, particularly cloud computing; the impact of foreign currency fluctuations; the possibility that we might experience delays in the development of new technology and products; risks related to pending or future acquisitions; customer response to our new technology and products; risks related to pending or future litigation and regulatory matters; a dependency on third parties for certain components of our products and the impact of changes in our management team. The company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management’s Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," which are on file with the Securities and Exchange Commission.
Non-GAAP Financial Measures
Barracuda provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release and on our conference call with non-GAAP net income, non-GAAP operating income, non-GAAP gross margins, non-GAAP operating expenses, adjusted EBITDA and adjusted free cash flow. In preparing our non-GAAP information, we have excluded certain amounts as set forth in the attached financial tables and footnotes. We believe that excluding these items provides both management and investors with additional insight into our current operations and the trends affecting the company. In particular, management finds it useful to exclude these items in order to more readily correlate the company's operating activities with the company's ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided reconciliations of these non-GAAP measures to their comparable GAAP measures for the periods presented in this release, which exclude certain amounts as set forth in the attached financial tables and footnotes for these periods. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the company's ongoing performance as a business. Barracuda uses both GAAP and non-GAAP measures to evaluate and manage its operations.
Forward-looking non-GAAP financial measures included in Barracuda’s guidance exclude amortization of intangible assets, stock-based compensation expense, acquisition and other non-recurring charges, income tax effects related to such exclusions and other expense (income) adjustments. Barracuda does not provide reconciliations of its forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability of, and difficulty in making accurate forecasts and projections with respect to, the items excluded from these non-GAAP financial measures. In particular, stock-based compensation and related taxes are impacted by the company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and subject to constant change. Accordingly, reconciliations of its forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort. The actual amounts of these excluded items will have a significant impact on the company’s GAAP operating income (loss) and net income (loss) per diluted share.
About Barracuda Networks Inc. (NYSE: CUDA)
Barracuda (NYSE: CUDA) simplifies IT with cloud-enabled solutions that empower customers to protect their networks, applications, and data, regardless of where they reside. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, cloud and hybrid deployments. Barracuda's customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit barracuda.com.
Barracuda Networks, Barracuda and the Barracuda Networks logo are registered trademarks or trademarks of Barracuda Networks, Inc. in the US and other countries.
Contacts:
Investor Relations: Maria Riley; +1 415-217-7722; ir@barracuda.com
Corporate Communications: Mary Catherine Petermann; +1 404-307-6290; mc@barracuda.com

Barracuda Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	As of August 31, 2016	As of February 29, 2016
Assets
Current assets:
Cash and cash equivalents	$139,173	$118,654
Marketable securities	40,410	36,394
Accounts receivable, net of allowance for doubtful accounts	34,028	36,520
Inventories, net	5,746	5,648
Deferred costs	32,049	31,943
Other current assets	10,862	12,450
Total current assets	262,268	241,609
Property and equipment, net	30,272	31,910
Deferred costs, non-current	26,782	27,019
Deferred income taxes, non-current	2,867	2,992
Other non-current assets	7,970	7,293
Intangible assets, net	35,660	39,386
Goodwill	70,163	69,595
Total assets	$435,982	$419,804
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$9,429	$15,939
Accrued payroll and related benefits	13,587	12,371
Other accrued liabilities	17,935	19,495
Deferred revenue	240,813	235,411
Note payable	4,251	268
Total current liabilities	286,015	283,484
Long-term liabilities:
Deferred revenue, non-current	158,065	157,363
Deferred income taxes, non-current	2,762	2,478
Note payable, non-current	—	4,115
Other long-term liabilities	4,901	4,462
Stockholders’ deficit:
Common stock	52	52
Additional paid-in capital	353,352	337,439
Accumulated other comprehensive loss	(5,245)	(4,509)
Accumulated deficit	(363,920)	(365,080)
Total stockholders’ deficit	(15,761)	(32,098)
Total liabilities and stockholders’ deficit	$435,982	$419,804

Barracuda Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share information)
(Unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2016	2015	2016	2015
Revenue:
Appliance	$21,034	$22,288	$42,367	$45,970
Subscription	66,896	56,083	132,217	110,375
Total revenue	87,930	78,371	174,584	156,345
Cost of revenue	20,240	15,935	40,481	31,901
Gross profit	67,690	62,436	134,103	124,444
Operating expenses:
Research and development	18,446	17,502	37,653	35,502
Sales and marketing	32,144	34,470	63,474	68,602
General and administrative	10,969	10,770	21,741	21,468
Total operating expenses	61,559	62,742	122,868	125,572
Income (loss) from operations	6,131	(306)	11,235	(1,128)
Other income (expense), net	1,515	97	2,505	(471)
Income (loss) before income taxes	7,646	(209)	13,740	(1,599)
Provision for income taxes	(5,209)	(2,030)	(8,519)	(4,472)
Net income (loss)	$2,437	$(2,239)	$5,221	$(6,071)
Net income (loss) per share:
Basic	$0.05	$(0.04)	$0.10	$(0.11)
Diluted	$0.05	$(0.04)	$0.10	$(0.11)
Weighted-average shares used to compute net income (loss) per share:
Basic	52,265	53,270	52,275	53,133
Diluted	53,321	53,270	53,088	53,133

Barracuda Networks, Inc.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2016	2015	2016	2015
GAAP cost of revenue	$20,240	$15,935	$40,481	$31,901
Amortization of intangible assets (1)	1,257	424	2,533	828
Depreciation expense (2)	1,565	1,100	3,177	2,132
Stock-based compensation expense (3)	338	255	636	466
Non-GAAP cost of revenue	$17,080	$14,156	$34,135	$28,475
GAAP sales and marketing expense	$32,144	$34,470	$63,474	$68,602
Amortization of intangible assets (1)	599	189	1,199	363
Depreciation expense (2)	55	43	108	69
Stock-based compensation expense (3)	1,943	1,639	3,791	3,189
Acquisition and other non-recurring charges (4)	—	32	—	(293)
Non-GAAP sales and marketing expense	$29,547	$32,567	$58,376	$65,274
GAAP research and development expense	$18,446	$17,502	$37,653	$35,502
Depreciation expense (2)	138	160	291	329
Stock-based compensation expense (3)	2,608	2,000	5,072	3,835
Acquisition and other non-recurring charges (4)	—	585	217	1,690
Non-GAAP research and development expense	$15,700	$14,757	$32,073	$29,648
GAAP general and administrative expense	$10,969	$10,770	$21,741	$21,468
Depreciation expense (2)	572	379	1,159	748
Stock-based compensation expense (3)	3,007	3,272	6,334	6,220
Acquisition and other non-recurring charges (4)	409	10	584	303
Non-GAAP general and administrative expense	$6,981	$7,109	$13,664	$14,197
GAAP total expense	$81,799	$78,677	$163,349	$157,473
Amortization of intangible assets (1)	1,856	613	3,732	1,191
Depreciation expense (2)	2,330	1,682	4,735	3,278
Stock-based compensation expense (3)	7,896	7,166	15,833	13,710
Acquisition and other non-recurring charges (4)	409	627	801	1,700
Non-GAAP total expense	$69,308	$68,589	$138,248	$137,594
Depreciation expense (2)	2,330	1,682	4,735	3,278
Non-GAAP total expense including depreciation	$71,638	$70,271	$142,983	$140,872

Barracuda Networks, Inc.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(in thousands, except per share information)
(Unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2016	2015	2016	2015
GAAP operating income (loss)	$6,131	$(306)	$11,235	$(1,128)
Amortization of intangible assets (1)	1,856	613	3,732	1,191
Stock-based compensation expense (3)	7,896	7,166	15,833	13,710
Acquisition and other non-recurring charges (4)	409	627	801	1,700
Non-GAAP operating income	$16,292	$8,100	$31,601	$15,473
GAAP net income (loss)	$2,437	$(2,239)	$5,221	$(6,071)
Amortization of intangible assets (1)	1,856	613	3,732	1,191
Stock-based compensation expense (3)	7,896	7,166	15,833	13,710
Acquisition and other non-recurring charges (4)	409	627	801	1,700
Income tax effect on non-GAAP exclusions (5)	316	(382)	(971)	(142)
Other expense (income) adjustments (6)	(1,497)	(156)	(2,474)	378
Non-GAAP net income	$11,417	$5,629	$22,142	$10,766
Non-GAAP diluted earnings per share (7)	$0.21	$0.10	$0.42	$0.20
Weighted-average shares used to compute diluted earnings per share	53,321	54,913	53,088	54,974

(1)
Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets, as well as certain losses on disposal and impairment of such assets, that primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(2)
Depreciation Expense. We provide non-GAAP information which excludes depreciation expense related to the amortization of property and equipment, as well as certain losses from disposal of such assets. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.

(3)
Stock-Based Compensation Expense. We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of stock-based compensation expense allows for financial results that are more indicative of our continuing operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.

(4)
Acquisition and Other Non-Recurring Charges. We exclude certain expense items resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these charges allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The charges include: (i) legal, valuation consulting and other expenses incurred in connection with acquisitions, the fair value remeasurements of contingent considerations, the payments made under the terms of certain acquisition agreements, the legal expenses incurred in connection with a litigation matter related to a prior acquisition and other non-recurring expenses and (ii) costs and settlements associated with an internal investigation of export control compliance.

(5)
Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business. Excluded items include, but are not limited to: (i) amortization expense of intangible assets, (ii) stock-based compensation expense, (iii) acquisition and other non-recurring charges, and (iv) quarterly changes to the valuation allowance previously established.

(6)
Other expense (income) adjustments. We provide non-GAAP information that excludes the effect of certain other income and losses. These adjustments consist of realized gains and losses from the sale of marketable securities and foreign currency remeasurement gains and losses. For all non-functional currency account balances, the remeasurement of such balances to the functional currency will result in either a foreign exchange gain or a loss which is recorded in other income (expense), net. We believe that eliminating these items from our non-GAAP measures is useful to investors, because these items can be inconsistent in amount and can vary from period to period.

(7)
Non-GAAP Diluted Earnings Per Share. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount is calculated based on our non-GAAP net income divided by the weighted-average diluted shares outstanding for the period.

Barracuda Networks, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2016	2015	2016	2015
GAAP net income (loss)	$2,437	$(2,239)	$5,221	$(6,071)
Deferred revenue, end of period	398,878	389,835	398,878	389,835
Less: Deferred revenue, beginning of period	(393,072)	(381,003)	(392,774)	(372,862)
Less: Deferred costs, end of period	(58,831)	(60,214)	(58,831)	(60,214)
Deferred costs, beginning of period	59,061	59,255	58,962	57,936
Other expense (income), net	(1,515)	(97)	(2,505)	471
Provision for income taxes	5,209	2,030	8,519	4,472
Acquisition and other non-recurring charges	409	627	801	1,700
Stock-based compensation expense	7,896	7,166	15,833	13,710
Amortization of intangible assets	1,856	613	3,732	1,191
Depreciation expense	2,330	1,682	4,735	3,278
Adjusted EBITDA (1)	$24,658	$17,655	$42,571	$33,446

(1)
Adjusted EBITDA. We define adjusted EBITDA as net income (loss) plus increases in deferred revenue and increases in the associated deferred costs, plus non-cash and non-operating charges which include: (i) other expense (income), net, (ii) provision for income taxes, (iii) acquisition and other non-recurring charges, (iv) stock-based compensation expense, (v) amortization of intangible assets, including certain losses on disposal and impairment of intangible assets, and (vi) depreciation expense, including certain losses on disposal of fixed assets. The deferred revenue balances for the prior fiscal year's comparable periods presented exclude any amounts related to the acquisition date deferred revenue assumed in connection with our acquisition of C2C Systems Limited, which closed in the second quarter of fiscal 2015. We believe adjusted EBITDA provides an indication of profitability from our operations, and provides a consistent measure of our performance from period to period.

Barracuda Networks, Inc.
Reconciliation of GAAP Cash Flows from Operating Activities to Adjusted Free Cash Flow
(in thousands)
(Unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2016	2015	2016	2015
GAAP cash flows from operating activities	$20,515	$22,317	$32,629	$28,619
Purchases of property and equipment	(1,020)	(1,567)	(2,969)	(3,443)
Acquisition and other non-recurring charges (1)	776	380	1,521	1,266
Adjusted free cash flow (2)	$20,271	$21,130	$31,181	$26,442

(1)
Acquisition and Other Non-Recurring Charges. We exclude the cash flow impact resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these cash outflows allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The cash flows include: (i) payments related to legal, valuation consulting and other expenses incurred in connection with acquisitions, as well as the payments under the terms of certain acquisition agreements, the legal expenses incurred in connection with a litigation matter related to a prior acquisition and other non-recurring expenses, (ii) payments associated with an intellectual property settlement, and (iii) payments associated with an internal investigation of export control compliance.

(2)
Adjusted Free Cash Flow. We define adjusted free cash flow as cash flows from operating activities less the purchases of property and equipment plus the cash flow effect of acquisition and other non-recurring charges. We believe that adjusting free cash flow to exclude these charges allows us to better compare results from period to period in order to assess the ongoing free cash flow of our business. We believe adjusted free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations.

Barracuda Networks, Inc.
Reconciliation of GAAP Revenue to Gross Billings
(in thousands)
(Unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2016	2015	2016	2015
GAAP Revenue	$87,930	$78,371	$174,584	$156,345
Total deferred revenue, end of period	398,878	389,835	398,878	389,835
Less: total deferred revenue, beginning of period	(393,072)	(381,003)	(392,774)	(372,862)
Deferred revenue adjustments	6,562	11,242	17,811	19,401
Total change in deferred revenue and adjustments	12,368	20,074	23,915	36,374
Gross billings (1)(2)	$100,298	$98,445	$198,499	$192,719

(1)
Gross Billings. We define gross billings as total revenue plus the change in deferred revenue and other adjustments, which primarily consist of returns and reserves with respect to the 30-day right of return we provide to customers, as well as rebates for certain channel partner activities. We believe that gross billings provide insight into the sales of our solutions and performance of our business. The deferred revenue balances for the prior fiscal year's comparable periods exclude amounts related to the deferred revenue assumed in connection with our acquisition of C2C Systems Limited, which closed in the second quarter of fiscal 2015.

(2)
In order to determine how our business performed exclusive of the effect of foreign currency fluctuations, we compare the percentage change in our gross billings from one period to another using a constant currency. To present this gross billings information, the current and comparative prior period results for entities that operate in other than U.S. dollars are converted into U.S. dollars at constant exchange rates. For example, the rates in effect at August 31, 2015, which was the last day of our prior fiscal year’s comparable quarter, were used to convert current and comparable prior period gross billings rather than the actual exchange rates in effect during the respective period.

Barracuda Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2016	2015	2016	2015
Operating activities
Net income (loss)	$2,437	$(2,239)	$5,221	$(6,071)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and impairment expense	4,186	2,295	8,467	4,469
Stock-based compensation expense	7,896	7,166	15,833	13,710
Excess tax benefits from equity compensation plans	(650)	(1,116)	(791)	(3,260)
Deferred income taxes	213	94	474	239
Other	(503)	333	(728)	670
Changes in operating assets and liabilities:
Accounts receivable, net	1,717	196	2,732	(2,143)
Inventories, net	280	(862)	(83)	(1,125)
Income taxes, net	2,146	1,730	3,598	4,019
Deferred costs	366	(905)	340	(2,284)
Other assets	1,094	(1,216)	(575)	(933)
Accounts payable	(3,396)	5,338	(6,679)	2,225
Accrued payroll and related benefits	1,057	2,359	1,126	2,298
Other liabilities	(507)	405	(762)	53
Deferred revenue	4,179	8,739	4,456	16,752
Net cash provided by operating activities	20,515	22,317	32,629	28,619
Investing activities
Proceeds from the sale of marketable securities	4,943	3,974	10,294	7,177
Proceeds from the maturity of marketable securities	4,187	1,641	8,018	4,667
Purchases of marketable securities	(10,205)	(5,747)	(21,777)	(14,240)
Purchases of property and equipment	(1,020)	(1,567)	(2,969)	(3,443)
Purchases of intangible assets	(1,000)	—	(1,000)	—
Purchases of non-marketable investments	—	(350)	(636)	(350)
Business combinations, net of cash acquired	(60)	(749)	(243)	(749)
Net cash used in investing activities	(3,155)	(2,798)	(8,313)	(6,938)
Financing activities
Proceeds from issuance of common stock	1,838	1,052	4,869	4,300
Taxes paid related to net share settlement of equity awards	(990)	(1,850)	(2,544)	(4,026)
Repurchases of common stock	(6,961)	—	(7,241)	—
Employee loans extended, net of repayment	32	(2,208)	(2)	(2,484)
Excess tax benefits from equity compensation plans	650	1,116	791	3,260
Repayment of note payable	(66)	(62)	(133)	(125)
Other	—	(25)	—	(181)
Net cash provided by (used in) financing activities	(5,497)	(1,977)	(4,260)	744
Effect of exchange rate changes on cash and cash equivalents	328	79	463	(115)
Net increase in cash and cash equivalents	12,191	17,621	20,519	22,310
Cash and cash equivalents at beginning of period	126,982	156,062	118,654	151,373
Cash and cash equivalents at end of period	$139,173	$173,683	$139,173	$173,683